Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint REBECCA W. HOUSE and PATRICK P. GORIS, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements and any and all amendments (including post-effective amendments) and supplements thereto, for the purpose of registering under the Securities Act of 1933, as amended, securities deliverable pursuant to the Rockwell Automation 1165(e) Plan for employees in Puerto Rico.

Signature	Title	Date

/s/ Blake D. Moret Blake D. Moret	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	September 5, 2019

/s/ J. Phillip Holloman J. Phillip Holloman	Director	September 5, 2019

/s/ Steven R. Kalmanson Steven R. Kalmanson	Director	September 5, 2019

/s/ James P. Keane James P. Keane	Director	September 5, 2019

/s/ Lawrence D. Kingsley Lawrence D. Kingsley	Director	September 5, 2019

/s/ Pam Murphy Pam Murphy	Director	September 9, 2019

/s/ Donald R. Parfet Donald R. Parfet	Director	September 5, 2019

/s/ Lisa A. Payne Lisa A. Payne	Director	September 5, 2019

/s/ Thomas W. Rosamilia Thomas W. Rosamilia	Director	September 5, 2019

/s/ Patricia A. Watson Patricia A. Watson	Director	September 5, 2019

/s/ Patrick P. Goris Patrick P. Goris	Senior Vice President and Chief Financial Officer (principal financial officer)	September 5, 2019

/s/ Rebecca W. House Rebecca W. House	Senior Vice President, General Counsel and Secretary	September 5, 2019

/s/ David M. Dorgan David M. Dorgan	Vice President and Controller (principal accounting officer)	September 5, 2019

2